Exhibit 99.1

GILLA PROVIDES CORPORATE UPDATE

NEW YORK, NY – (December 7th, 2017) - Gilla Inc. (“Gilla” or the “Company”) (OTCQB: GLLA), the fast-growing designer, marketer and manufacturer of E-liquid for vaporizers and developer of cannabis concentrate products, today provided a corporate update along with the results of operations for the three months ended September 30, 2017.

CORPORATE UPDATE

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The Company continues to build its complementary cannabis concentrates division and is utilizing a multi-jurisdictional licensing strategy to enter and launch its portfolio of products in both the medical and recreational markets. To date, the Company has entered into a licensing agreement with Alternative Medicine Association, LC, a Nevada-licensed medical marijuana establishment which was acquired by Friday Night Inc., and is collaborating on product development with CannTrust Holdings Inc. in Canada, a licensed producer of medical cannabis under the Health Canada Access to Cannabis for Medical Purposes Regulation (Canada). The Company has launched its first cannabis concentrates products in the United States under the brand name Spectrum Concentrates (www.spectrumconcentrates.com) which is now available in Nevada through the Company’s licensee partner.

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On July 31, 2017, the Company acquired all of the issued and outstanding shares of Vape Brands International Inc. (“VBI”), a Canada-based E-liquid manufacturer and distributor. Through VBI, the Company acquired a state-of-the-art manufacturing facility in Toronto, Canada. The Company has completed its integration process and is beginning to realize on operational and cost-saving synergies. The Company is also focusing on growing Canadian revenues and has invested heavily in the sales and marketing of its brands in Canada over the third quarter of 2017. These efforts are expected to result in continued strong revenue growth from the current annual run-rate revenue of approximately $2.0 million per year in Canada.

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The Company continues to work towards becoming a reporting issuer in the Province of Ontario and to list its shares of common stock on the Canadian Securities Exchange (the “CSE”). Given the recent acquisition of VBI, the Company has been focused on having historical financial statements of VBI audited to be included in its prospectus as per regulatory requirements. The Company is working towards completing the VBI audit prior to the end of calendar 2017 and thus moving forward with its listing on the CSE in early 2018.

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The Company has also taken steps to strengthen its balance sheet and working capital position. Management has worked closely with its key creditors to extend $1,057,751 of its short-term loans until April 30, 2019, providing the Company flexibility and term to appropriately address such liabilities. The Company expects to further extend or settle additional liabilities prior to filing an updated prospectus to the Ontario Securities Commission.

Q3 2017 HIGHLIGHTS

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For the three months ended September 30, 2017 (“Q3 2017”), the Company generated $1,075,975 in revenue through sales of proprietary E-liquid and other vaping products as compared to $1,266,026 in revenue during the three months ended June 30, 2017 (“Q2 2017”).

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Revenue generated in North America increased quarter-over-quarter by 56% to $515,567 in Q3 2017, attributable to the acquisition of VBI and the focus on the Canadian market. The Company has heavily invested in the sales efforts for the Canadian market in Q3 2017 and has almost doubled month-over-month Canadian sales since the acquisition.

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Revenue generated in Europe was $560,408 in Q3 2017, a decrease of 40% from Q2 2017 resulting from a temporary slowdown in sales due to the implementation of regulations in the market. The implementation of the Tobacco Products Directive regulation in the European Union led to distributors and retailers being cautious over new purchases while adjusting to this new regulatory landscape.

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The months of July and August 2017 also experienced a seasonal slowdown in the European markets as they are typically slower months for retail in Europe.

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The Company generated stable gross profit margins of 58% in Q3 2017 as compared to 57% in Q2 2017.

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Administrative costs, including sales and marketing expenses, decreased to $1,046,253 in Q3 2017 from $1,146,710 in Q2 2017, such quarter-over-quarter decrease was attributable to cost cutting measures implemented by management during the past two quarters.

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Net loss amounted to $980,617 in Q3 2017 as compared to a net loss of $2,632,969 in Q2 2017. The quarter-over-quarter decrease was mainly attributable to the net effects of a gain on settlement of $352,283 during Q3 2017 and a stock option issuance expense of $1,213,605 along with an amortization of debt discount expense of $505,998 resulting from the conversion of convertible debentures during Q2 2017.

“The uncertain market conditions in Europe combined with a seasonally slow time of the year provided a challenging atmosphere for us during the third quarter of 2017. However, our focus on production efficiency and reducing overhead costs allowed us to maintain profit margins and reduce the quarterly net loss despite lower quarterly revenues,” stated Mr. Graham Simmonds, Chair and CEO of Gilla. He added, “Looking forward, with our cannabis division now generating revenue, our European revenue pipeline and sales growing in the fourth quarter of 2017, and our rapidly growing sales in Canada, we expect to complete the year with our strongest quarter to date.”

About Gilla Inc.
Gilla Inc. manufactures, markets and distributes E-liquid for use in vaporizers and develops turn-key vapor and cannabis concentrate solutions for high-terpene vape oils, pure crystalline, high-performance vape pens and other targeted products. Gilla aims to be a global leader in delivering the most efficient and effective vaping solutions for nicotine and cannabis related products. The Company’s multi-jurisdictional, broad portfolio approach services both the nicotine and cannabis markets with high-quality products that deliver a consistent and reliable user experience. Gilla’s proprietary product portfolio includes: Spectrum Concentrates, Coil Glaze™, Craft Vapes™, Siren, The Drip Factory, Shake It, Surf Sauce, Ohana, Moshi, Crisp, Just Fruit, Vinto Vape, Vapor’s Dozen, Enriched Vapor and Crown E-liquid™.

Forward-looking Statements
Note: This press release contains “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Gilla Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management’s ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company’s ability to retain key management and employees; intense competition and the company’s ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in Gilla Inc. SEC filings. Gilla Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with Gilla Inc.’s business, please refer to the risks and uncertainties detailed from time to time in Gilla Inc.’s SEC filings.

For more information, please visit gilla.com, or contact:

Mr. Graham Simmonds
Chair and CEO
T: 1 (416) 843-2881
E: graham.simmonds@gilla.com